EXHIBIT 8.1

Horizon Space Acquisition I Corp.	[__], 2025
1412 Broadway, 21st Floor, Suite 21V
New York, NY 10018

Ladies and Gentlemen:

We have acted as counsel to Horizon Space Acquisition I Corp. (the “HSPO”), a Cayman Islands exempted company, in connection with a proposed business combination agreement and plan of merger (the “Transactions”) by and among Squirrel Enlivened Technology Co., Ltd., a Cayman Islands exempted company limited by shares (“HoldCo”), Squirrel Enlivened International Co., Ltd, a Cayman Islands exempted company limited by shares (“PubCo”) and Squirrel Enlivened Overseas Co., Ltd, a Cayman Islands exempted company limited by shares (“Merger Sub,” together with HoldCo and PubCo, the “Group Companies,” or each individually, a “Group Company”), pursuant to the Agreement and Plan of Merger dated as of September 16th, 2024 (as the same may be amended, restated or supplemented, the “Business Combination Agreement”). This opinion is being delivered in connection with the Registration Statement on Form F-4 containing a prospectus/proxy statement relating to the Transactions to be filed by PubCo with the Securities and Exchange Commission and as amended through the date hereof (the “Registration Statement”) of which this exhibit is a part. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined herein have the meanings set forth in the Registration Statement.

In preparing this opinion, we have examined and relied upon the Registration Statement, the Business Combination Agreement, and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the Transactions described in the Registration Statement will be consummated in accordance with the provisions of the Business Combination and the description thereof in the Registration Statement.

In rendering this opinion, we have assumed without investigation or verification that the facts and statements set forth in the Registration Statement are true, correct and complete in all material respects; that any representation in any of the documents referred to herein that is made “to the best of the knowledge and belief” (or similar qualification) of any person or party is true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or reinterpretation. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

3170 Coral Way, Unit 1608, Miami  FL, 33134    giancarlo@messinamadridlaw.com    Tel. (917) 225-6827

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Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we confirm that the statements in the Registration Statement under the heading “Material Tax Considerations – United States Federal Income Tax Considerations,” and subject to the limitations and qualifications described therein, insofar as they relate to matters of U.S. federal income tax law, constitute our opinion of the material U.S. federal income tax consequences set forth therein.

No opinion is expressed as to any matter not discussed herein.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the headings “United States Federal Income Tax Considerations” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” within the meaning of the Securities Act or the rules and regulations of the SEC or that this consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

MESSINA MADRID LAW PA
By:	[DRAFT]
Giancarlo A. Messina,
Managing Partner

3170 Coral Way, Unit 1608, Miami  FL, 33134    giancarlo@messinamadridlaw.com    Tel. (917) 225-6827

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